Exhibit 5.1

Stikeman Elliott LLP Barristers & Solicitors 1155 René-Lévesque Blvd. W. 41st Floor Montréal, QC Canada H3B 3V2 Main: 514 397 3000 Fax: 514 397 3222 www.stikeman.com

March 25, 2026 File No.: 1407111008

Alithya Group inc.
700 René-Lévesque Boulevard West
Suite 400
Montréal Québec
H3B 1X8

Re:	Alithya Group inc. - Registration Statement on Form S-8

We have acted as Canadian counsel to Alithya Group inc., a corporation incorporated under the Business Corporations Act (Québec) (the “Corporation”), in connection with the filing by the Corporation with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (such registration statement, as it may be amended from time to time, is referred to herein as the “Registration Statement”) relating to the registration under the United States Securities Act of 1933, as amended, of 1,319,363 Class A subordinate voting shares (the “Subordinate Voting Shares”) in the capital of the Corporation for issuance under the Corporation's Long Term Incentive Plan (as amended and/or restated from time to time, the “LTIP”).

We have examined the Registration Statement and the LTIP, and, for the purposes of this opinion, we have also examined originals or copies, certified or otherwise identified to our satisfaction, of and relied upon the following documents (collectively, the “Corporate Documents”):

(a)	certificate of representatives of the Corporation with respect to the constating documents of the Corporation and certain factual matters (the “Officer's Certificate”);

(b)	the certificate and articles of amendment of the Corporation attached to the Officer's Certificate;

(c)	the by-laws of the Corporation attached to the Officer's Certificate;

(d)	certain resolutions of the Corporation's directors;

(e)	certain resolutions of the Corporation's shareholders; and

(f)	a certificate of good standing in respect of the Corporation dated March 25, 2026 issued by the Registraire des entreprises du Québec.

We also have reviewed such other documents, and have considered such questions of law, as we have deemed relevant and necessary as a basis for our opinion. As to various questions of fact material to the opinion rendered herein and which were not independently established, we have relied exclusively and without independent verification upon the Corporate Documents for purposes of providing the opinion we have expressed below. We have not conducted any independent enquiries or investigations in respect of the opinion hereinafter expressed.

2

In examining all documents and in providing our opinions below we have assumed that:

(a)	all individuals had the requisite legal capacity and all signatures are genuine;

(b)	all documents submitted to us as originals are complete and authentic and all photostatic, certified, telecopied, notarial or other copies conform to the originals;

(c)	all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate; and

(d)	all facts set forth in the certificates supplied by the respective officers and directors, as applicable, of the Corporation including, without limitation, the Officer's Certificate, are complete, true and accurate.

We are qualified to carry on the practice of law only in the Province of Québec and we express no opinion as to any laws, or matters governed by any laws, other than the laws of the Province of Québec and the federal laws of Canada applicable therein. Any reference to the laws of the Province of Québec includes the laws of Canada applicable therein. Our opinions are expressed with respect to the laws of the Province of Québec in effect on the date of this opinion and we do not accept any responsibility to inform the addressees of any change in law subsequent to this date that does or may affect the opinions we express.

Where our opinion below refers to the Subordinate Voting Shares to be issued as being “fully-paid and non-assessable”, such opinion assumes that all required consideration (in whatever form) has been or will be paid or provided. No opinion is expressed as to the adequacy of any consideration received.

Based and relying upon and subject to the foregoing, and subject to the assumptions, qualifications and limitations set forth in this opinion, we are of the opinion at the date hereof that the Subordinate Voting Shares have been duly and validly authorized for issuance and, if and when issued in accordance with such authorization and the terms and conditions of the LTIP, will be validly issued as fully paid and non-assessable.

This opinion is rendered solely in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to Company, the Registration Statement or the Shares. This opinion may not be used or relied upon by you for any other purpose or used or relied upon by any other person.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules promulgated thereunder.

Yours truly,

/s/ Stikeman Elliott LLP

Stikeman Elliott LLP